SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                          Filed by the Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[ X ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Sec. 240.14a-12

               COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC
                (Name of Registrant as Specified in Its Charter)

                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

         1) Title of each class of securities to which transactions applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:
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Dear _______:

The Columbia Management Multi-Strategy Hedge Fund, LLC (the "Fund") mailed a Proxy Statement to Investors on November 1, 2004 describing three proposed changes affecting the Fund for consideration at a Special Meeting of Investors to be held on December 3, 2004. To date, the Fund has not received your vote on these proposals. To act on these proposals at the Special Meeting this Friday, December 3, 2004, the Fund needs your vote. Please review this email, indicate your vote after each proposal and email your response to all of the persons identified on the "copy to" line of this email. You may do this by choosing a "reply to all" option.

Your response to this email will constitute an instruction to, and authorization for, us to complete a proxy card on your behalf. We will indicate your votes on a proxy card as instructed by you in this email, and will place your name on that proxy card. We will date the proxy card the date of your email response. Based on this proxy card, the proxies identified in the proxy card will cast all votes that you are entitled to cast at the Special Meeting of Investors on Friday, December 3, 2004 and at any adjournment thereof, in the manner that you direct below with respect to the matters referred to in the Proxy Statement, receipt of which you acknowledge by responding to this email, and in the proxies' discretion with respect to other matters that properly come before the meeting or any adjournment thereof.

If you have any questions about this proxy solicitation, please refer to your Proxy Statement or contact the Fund toll free at (888) 786-9977 between 8:30 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND FOR THE SPECIAL MEETING OF INVESTORS TO BE HELD ON DECEMBER 3, 2004.

IF YOU RESPOND TO THIS EMAIL, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE VOTED AS SPECIFIED. IF YOU RESPOND TO THIS EMAIL BUT DO NOT SPECIFY HOW YOU WISH TO VOTE FOR ANY ONE OR MORE OF THE PROPOSALS, THE VOTES THAT YOU ARE ENTITLED TO CAST WILL BE VOTED "FOR" ALL PROPOSALS AS TO WHICH NO SPECIFICATION IS MADE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" THE APPROVAL OF THE NEW MANAGEMENT AGREEMENT AND "FOR" THE APPROVAL OF THE NEW SUBADVISORY AGREEMENT.


1. ELECTION OF DIRECTORS

         THOMAS W. BROCK
         ALAN BROTT
         THOMAS G. YELLIN

Please indicate your vote by typing in "FOR" (indicating that you are voting in favor of all nominees listed above, except as indicated below) or "WITHHOLD" (indicating that you are voting against all nominees listed above): ________

-------------------------------------------------------------
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), TYPE THE NAME(S) OF THE NOMINEES ON THE LINE ABOVE.)

2. APPROVAL OF A NEW MANAGEMENT AGREEMENT BETWEEN THE FUND AND LAMCO.

Please indicate your vote by typing in "FOR" or "AGAINST" or "ABSTAIN": ________


3. APPROVAL OF A NEW SUBADVISORY AGREEMENT BETWEEN LAMCO, GROSVENOR AND THE
FUND.

Please indicate your vote by typing in "FOR" or "AGAINST" or "ABSTAIN": ________


4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please indicate your vote by typing in "GRANT" or "WITHHOLD": ________



PLEASE NOTE: If the person responding to this email for the Investor identified above is responding as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please indicate this by identifying an appropriate title here: ________________.

A response to this email with respect to an interest held in the name of two or more persons is valid if made by one of them unless at or before exercise of the proxy authorized by this email the Fund receives specific written notice to the contrary from any one of them.